                                                                    Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

                            DATED AS OF JUNE 6, 2001

                                      AMONG

                HOME PRODUCTS INTERNATIONAL-NORTH AMERICA, INC.,

                            A & E PRODUCTS GROUP LP,

                            TYCO PLASTICS SERVICES AG

                                       AND

                             TYCO (US) HOLDINGS INC.

                                TABLE OF CONTENTS

                                                                            PAGE

1.        DEFINITIONS .........................................................4
--        -----------

1.1.      Certain Defined Terms ...............................................4
----      ---------------------
1.2.      Glossary of Defined Terms ...........................................7
----      -------------------------
1.3.      Terms Generally .....................................................8
----      ---------------

2.        PURCHASE AND SALE ...................................................9
--        -----------------

2.1.      Purchase and Sale of the Assets .....................................9
----      -------------------------------
2.2.      Assumption and Exclusion of Liabilities ............................10
----      ---------------------------------------
2.3.      Payment of Purchase Price; Allocation of Purchase Price ............13
----      -------------------------------------------------------
2.4.      Determination of Inventory .........................................13
----      --------------------------
2.5.      Post-Closing Adjustment ............................................13
----      -----------------------
2.6.      Closing ............................................................15
----      -------
2.7.      Closing Deliveries by the Seller ...................................15
----      --------------------------------
2.8.      Closing Deliveries by the Purchaser ................................15
----      -----------------------------------
2.9.      Nonassignability of Assets .........................................16
----      --------------------------

3.        REPRESENTATIONS AND WARRANTIES OF THE SELLER .......................17
--        --------------------------------------------

3.1.      Incorporation and Authority of the Seller ..........................17
----      -----------------------------------------
3.2.      No Conflict ........................................................17
----      -----------
3.3.      Consents and Approvals .............................................18
----      ----------------------
3.4.      Financial Information ..............................................18
----      ---------------------
3.5.      Absence of Certain Changes or Events ...............................19
----      ------------------------------------
3.6.      Absence of Litigation ..............................................21
----      ---------------------
3.7.      Compliance with Laws ...............................................21
----      --------------------
3.8.      Governmental Licenses and Permits ..................................21
----      ---------------------------------
3.9.      Good Title - Generally .............................................21
----      ----------------------
3.10.     Title to Owned Real Properties .....................................21
-----     ------------------------------
3.11.     Leased Real Property ...............................................22
-----     --------------------
3.12.     Intellectual Property ..............................................22
-----     ---------------------
3.13.     Taxes ..............................................................22
-----     -----
3.14.     Environmental Matters ..............................................23
-----     ---------------------
3.15.     Material Contracts .................................................23
-----     ------------------
3.16.     Inventory ..........................................................24
-----     ---------
3.17.     Brokers ............................................................24
-----     -------
3.18.     Insurance ..........................................................24
-----     ---------
3.19.     Product Liability and Recalls ......................................25
-----     -----------------------------
3.20.     Books and Records ..................................................25
-----     -----------------
3.21.     Customers and Suppliers ............................................25
-----     -----------------------

                                                                     Exhibit 2.1

3.22.     Powers of Attorney .................................................25
-----     ------------------
3.23.     Undisclosed Liabilities ............................................26
-----     -----------------------
3.24.     Restrictions on Business Activities ................................26
-----     -----------------------------------
3.25.     Accounts Receivable ................................................26
-----     -------------------
3.26.     Labor and Employment Matters .......................................26
-----     ----------------------------
3.27.     Product Warranty ...................................................26
-----     ----------------
3.28.     Exclusivity Of Representations .....................................27
-----     ------------------------------

4.        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND IP PURCHASER ...27
--        ----------------------------------------------------------------

4.1.      Incorporation and Authority of the Purchaser .......................27
----      --------------------------------------------
4.2.      No Conflict ........................................................28
----      -----------
4.3.      Consents and Approvals .............................................28
----      ----------------------
4.4.      Absence of Litigation ..............................................28
----      ---------------------
4.5.      Financial Ability ..................................................29
----      -----------------
4.6.      Brokers ............................................................29
----      -------

5.        ADDITIONAL AGREEMENTS ..............................................29
--        ---------------------

5.1.      Conduct of Business Prior to the Closing ...........................29
----      ----------------------------------------
5.2.      Access to Information ..............................................31
----      ---------------------
5.3.      Confidentiality ....................................................32
----      ---------------
5.4.      Regulatory and Other Authorizations; Consents ......................33
----      ---------------------------------------------
5.5.      Insurance ..........................................................34
----      ---------
5.6.      Financing ..........................................................35
----      ---------
5.7.      Inter-Company Services and Products ................................35
----      -----------------------------------
5.8.      Resin Rebates ......................................................35
----      -------------
5.9.      Further Action .....................................................35
----      --------------
5.10.     Investigation ......................................................36
-----     -------------
5.11.     Covenant Not to Compete ............................................36
-----     -----------------------
5.12.     Environmental Matters ..............................................37
-----     ---------------------
5.13.     Eagan Premises .....................................................39
-----     --------------
5.14.     Transition Services ................................................39
-----     -------------------

6.        EMPLOYEE MATTERS ...................................................41
--        ----------------

6.1.      Transferred Employees ..............................................41
----      ---------------------
6.2.      Stay Bonuses .......................................................43
----      ------------
6.3.      Indemnity ..........................................................43
----      ---------
6.4.      No Third-Party Beneficiaries .......................................43
----      ----------------------------

7.        TAX MATTERS ........................................................44
--        -----------

7.1.      Tax Indemnities ....................................................44
----      ---------------

7.2.      Contest of Tax Claims ..............................................45
----      ---------------------
7.3.      Cooperation and Exchange of Information ............................46
----      ---------------------------------------
7.4.      Conveyance Taxes ...................................................47
----      ----------------
7.5.      Miscellaneous ......................................................47
----      -------------

8.        CONDITIONS TO CLOSING ..............................................47
--        ---------------------

8.1.      Conditions to Obligations of the Seller ............................47
----      ---------------------------------------
8.2.      Conditions to Obligations of the Purchaser .........................48
----      ------------------------------------------

9.        TERMINATION, AMENDMENT AND WAIVER ..................................49
--        ---------------------------------

9.1.      Termination ........................................................49
----      -----------
9.2.      Effect of Termination ..............................................49
----      ---------------------
9.3.      Waiver .............................................................50
----      ------

10.       INDEMNIFICATION ....................................................50
---       ---------------

10.1.     Indemnification by the Purchaser ...................................50
-----     --------------------------------
10.2.     Indemnification by the Seller ......................................51
-----     -----------------------------
10.3.     Notification of Claims .............................................52
-----     ----------------------
10.4.     Exclusive Remedies .................................................54
-----     ------------------
10.5.     Certain Adjustments ................................................55
-----     -------------------

11.       GENERAL PROVISIONS .................................................55
---       ------------------

11.1.     Survival ...........................................................55
-----     --------
11.2.     Expenses ...........................................................55
-----     --------
11.3.     Notices ............................................................56
-----     -------
11.4.     Public Announcements ...............................................57
-----     --------------------
11.5.     Headings ...........................................................57
-----     --------
11.6.     Severability .......................................................57
-----     ------------
11.7.     Entire Agreement ...................................................57
-----     ----------------
11.8.     Assignment .........................................................58
-----     ----------
11.9.     No Third-Party Beneficiaries .......................................58
-----     ----------------------------
11.10.    Amendment ..........................................................58
------    ---------
11.11.    Governing Law; Submission to Jurisdiction; Waivers .................58
------    --------------------------------------------------
11.12.    Counterparts .......................................................58
------    ------------
11.13.    No Presumption .....................................................59
------    --------------
11.14.    Guaranty ...........................................................59
------    --------

                                                                     Exhibit 2.1

     This ASSET PURCHASE AGREEMENT, dated as of June 6, 2001, is entered into by and among HOME PRODUCTS INTERNATIONAL-NORTH AMERICA, INC., a Delaware corporation ("Seller"), A & E PRODUCTS GROUP LP, a Delaware limited partnership
              ------
(the "Purchaser"), TYCO PLASTICS SERVICES AG, a Swiss corporation (the "IP
      ---------
Purchaser") and TYCO (US) HOLDINGS INC., a Delaware corporation ("Guarantor").
                                                                  ---------

                                    RECITALS

     A. The Seller, through Plastics, Inc., one of its divisions ("Plastics") is engaged in the business of manufacturing and marketing of high quality disposable beverage and food servingware (the "Business"); and
                                               --------

     B. The Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller all of the Seller's right, title and interest in and to the assets of Plastics, excluding the Intellectual Property (as hereinafter defined), and to assume from the Seller all of the liabilities of Plastics, upon the terms and subject to the conditions set forth herein.

     C. The Seller wishes to sell to the IP Purchaser, and the IP Purchaser wishes to purchase from the Seller all of the Seller's right, title and interest in the Intellectual Property, upon the terms and subject to the conditions set forth herein.

                                    RECITALS

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.   DEFINITIONS

     1.1. Certain Defined Terms
          ---------------------

          As used in this Agreement, the following terms shall have the following meanings:

          "Action" means any claim, action, suit, arbitration, inquiry,
           ------
     proceeding or investigation by or before any Governmental Authority.

          "Affiliate" means, with respect to any specified Person, any other
           ---------
     Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such specified Person.

          "Agreement" means this Asset Purchase Agreement (including the
           ---------
     Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with Section 11.10.

                                                                     Exhibit 2.1

          "Assumption Agreement" means the Assumption Agreement to be executed
           --------------------
     by the Purchaser and the Seller on the Closing Date.

          "Bill of Sale" means the bill of sale transferring the Assets to
           ------------
     Purchaser to be executed by the Seller on the Closing Date.

          "Business Day" means any day that is not a Saturday, a Sunday or other
           ------------
     day on which banks are required or authorized by Law to be closed in the City of Chicago.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Control" means, as to any Person, the power to direct or cause the
           -------
     direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "Controlled" shall have a correlative meaning.

          "Disclosure Schedule" means the Disclosure Schedule delivered by the
           -------------------
     Seller to the Purchaser on the date hereof.

          "Environmental Law" means any Law relating to pollution or protection
           -----------------
     of the environment, including to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Liability" means any written claim or demand, order,
           -----------------------
     suit, obligation, liability, cost (including the cost of any investigation, testing, compliance or remedial action), damages, loss or expense (including reasonable attorneys' and consultants' fees and expenses) arising out of, relating to or resulting from any environmental matter or condition and related in any way to the Seller, its respective operations or properties or to this Agreement or its subject matter.

          "Environmental Permit" means any permit, approval, identification
           --------------------
     number, license and other authorization required under or issued pursuant to any Environmental Law.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Governmental Authority" means any United States federal, state or
           ----------------------
     local or any non-United States government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "Governmental Order" means any order, writ, judgment, injunction,
           ------------------
     decree, stipulation, determination or award entered by or with any Governmental Authority.

          "Hazardous Materials" means (a) petroleum, petroleum products, by
           -------------------
     products or breakdown products, radioactive materials, friable asbestos or

                                                                     Exhibit 2.1



     polychlorinated biphenyls, and (b) any chemical, material or substance defined or regulated as toxic or as a pollutant, contaminant or waste under any Environmental Law.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
     1976, as amended, and the rules and regulations thereunder.

          "Intellectual Property" means: (a) United States, international, and
           ---------------------
     non-United States patents and patent applications, (b) trademarks and service marks, whether or not registered, including all common law rights, and registrations and applications for registration thereof, (c) copyrights, whether or not registered, and registrations and applications for registration thereof, and (d) confidential and proprietary information, including trade secrets.

          "IRS" means the Internal Revenue Service.
           ---

          "Knowledge of the Seller" or "Seller's knowledge" means the actual
           -----------------------
     knowledge of James Tennant, James Winslow, Frank Biller, Loren Abrahamson and Mark Suchinski.

          "Law" means any federal, state, local or non-United States statute,
           ---
     law, ordinance, regulation, rule, code, order or other requirement of law.

          "Leased Real Property" means any of the real property leased by the
           --------------------
     Seller in connection with the Business, as tenant or lessor, together with, to the extent leased by the Seller, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

          "Lien" means any mortgage, deed or trust, pledge, hypothecation,
           ----
     security interest, encumbrance, claim, lien or charge of any kind.

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
     results of operations or the financial condition of the Business; provided, however, that any adverse effect arising out of or resulting from (a) an event or series of events or circumstances affecting (i) the plastics industry generally (including raw material prices) in any one or more countries in which the Seller operates or (ii) the United States economy generally or the economy generally of any other country in which the Seller operates or (b) the entering into of this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof, shall not constitute a Material Adverse Effect.

          "Owned Real Property" means the real property located at 9534 NW Foley
           -------------------
     Blvd., Coon Rapids, Minnesota.

                                                                     Exhibit 2.1

          "Permitted Liens" means the following Liens: (a) statutory Liens that
           ---------------
     are not yet due or payable or due but not delinquent that are being contested in good faith by appropriate proceedings; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other Liens imposed by Law and on a basis consistent with past practice for amounts not yet due; (c) Liens incurred or deposits made in the ordinary course of the business of the Seller and on a basis consistent with past practice in connection with workers' compensation, unemployment insurance or other types of social security; (d) minor defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of the Business; (e) Liens not created by the Seller which affect the underlying fee interest of any Leased Real Property; (f) Liens that are not material; and (g) any statement of facts which would be shown by an accurate up-to-date survey, provided such facts do not materially interfere with the present use, enjoyment and occupation of the relevant property.

          "Person" means any natural person, general or limited partnership,
           ------
     corporation, limited liability company, firm, association or other legal entity.

          "Purchase Price" means Seventy-One Million Two Hundred Fifty Thousand
           --------------
     Dollars ($71,250,000).


          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Tax" or "Taxes" means (a) federal, state, county, local, foreign, and
           ---      -----
     other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment and payroll related, and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including interest, additions to tax, and penalties with respect thereto, and (b) any liability of a person for the payment of any amount of any type described in clause (a) as a result of a person being a transferee or a member of an affiliated or combined group prior to the Closing.

          "Tax Returns" means all returns and reports (including elections,
           -----------
     declarations, amendments, schedules, information returns or attachments thereto) required to be supplied to a Tax authority relating to Taxes.

          "Transition Services Agreement" means the Transition Services
           -----------------------------
     Agreement to be executed by Purchaser and Seller on the Closing Date, substantially in the form as set forth as an Exhibit to this Agreement.

     1.2. Glossary of Defined Terms
          -------------------------

          Each of the terms set forth below shall have the meaning ascribed thereto in the following sections:

                                                                     Exhibit 2.1

          Term                                             Section
          ----                                             -------

          Accounts Receivable .............................2.1 (a) (viii)
          Assessment ......................................5.12
          Assets ..........................................2.1(a)
          Assumed Liabilities .............................2.2(a)
          Basket ..........................................10.2(b)
          Business ........................................Recitals
          Closing .........................................2.6
          Closing Date ....................................2.6
          Confidentiality Agreement .......................5.3
          Contract Net Asset Statement ....................2.6.1
          Contract Net Assets .............................2.6.1
          Excluded Assets .................................2.1(b)
          Excluded Liabilities ............................2.2(b)
          Final Net Asset Statement .......................2.6.1
          Final Net Assets ................................2.6.1
          Financial Statements ............................3.4
          Financing .......................................4.5
          GAAP ............................................2.5 (b)
          Guarantor .......................................Preamble
          Indemnified Party ...............................10.3(a)
          Indemnifying Party ..............................10.3(a)
          Licensed Intellectual Property ..................3.12(a)
          Losses ..........................................10.1(a)
          Material Contracts ..............................3.15(a)
          Material Licenses ...............................3.8
          Owned Intellectual Property .....................3.12(a)
          Plans ...........................................6.1(b)
          Purchaser .......................................Preamble
          Purchaser Indemnified Parties ...................10.2(a)
          Purchaser's Consultant ..........................5.12
          Release .........................................3.14
          Seller Indemnified Parties ......................10.1(a)
          Seller LOCs .....................................5.4(c)
          Seller ..........................................Preamble
          Tax Claim .......................................7.2(a)
          Third Party Consultant ..........................5.12
          Transferred Employee ............................6.1(a)
          WARN ............................................6.1(d)

     1.3. Terms Generally
          ---------------

          (a) Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (b) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this

                                                                     Exhibit 2.1

     Agreement and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedule to this Agreement unless otherwise specified, (c) the word "including" and words of similar importance when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (d) the word "or" shall not be exclusive and (e) provisions shall apply, when appropriate, to successive events and transactions.

2.   PURCHASE AND SALE

     2.1. Purchase and Sale of the Assets
          -------------------------------

          (a) Upon the terms and subject to the conditions of this Agreement, including Section 2.1(b), at the Closing, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Seller's right, title and interest in and to all of the assets used in or relating to the Business (other than the Intellectual Property) (the "Assets"), including:

               (i) all inventories of products, work in process and finished goods including any such items which are in transit as of the Closing Date (the "Inventory");

               (ii) all raw materials, packaging and packaging materials;

               (iii) all tangible personal property, including all equipment, furniture, furnishings, machinery, tools, molds and other tangible personal property;

               (iv) all contracts, maintenance and service agreements, purchase orders, purchase commitments for raw materials, goods and other services, advertising and promotional agreements, leases and other agreements relating to the Business;

               (v) all licenses, permits and franchises issued by any Governmental Authority to the extent legally transferable;

               (vi) all interests in real property including all buildings, structures, fixtures and improvements situated thereon and all easements, privileges, rights of way, licenses and permits pertaining to or according to the benefit of such properties;

               (vii) management information systems, accounting systems and computer systems used in the Business; and

               (viii) all trade, accounts and notes receivable (collectively,
                    "Accounts Receivable").

                                                                     Exhibit 2.1

          (b) The Seller shall sell, assign, transfer, convey, and deliver to the IP Purchaser, and the IP Purchaser shall purchase from the Seller, all of the Seller's right, title and interest in the Intellectual Property.

          (c) Notwithstanding the terms of Section 2.1(a), the Seller shall not sell, assign, transfer, covey or deliver to the Purchaser, and the Purchaser shall not purchase, and the Assets shall not include, the Seller's right, title and interest in and to the following assets (the "Excluded Assets"):
                                      ---------------

               (i) all cash and cash equivalents, securities, and negotiable instruments of the Seller on hand, in lock boxes, in financial institutions or elsewhere;

               (ii) any rights to Tax refunds, credits or similar benefits relating to or attributable to periods ending, or an event occurring, on or prior to the Closing Date;

               (iii) all the rights and interests in, under or pursuant to any license, lease, contract, agreement, commitment or undertaking that do not constitute a part of the Assets;

               (iv) all centralized management information systems, accounting systems and computer systems utilized by Seller;

               (v)  all corporate minute books and records; and

               (vi) all rights of the Seller under this Agreement.

     2.2. Assumption and Exclusion of Liabilities
          ---------------------------------------

          (a)  Assumed Liabilities. Upon the terms and subject to the conditions
               -------------------
               set forth in this Agreement, the Purchaser shall, on the Closing Date, assume, and agree to pay, perform and discharge when due, any and all of the debts, liabilities and obligations that arise out of or relate to the Business, whether fixed or contingent, matured or unmatured, arising by law or by contract or otherwise, on or prior to the Closing Date or thereafter (the "Assumed
                                                                   -------
               Liabilities"), other than the Excluded Liabilities.
               -----------

          (b)  Excluded Liabilities. The Seller shall retain, and shall be
               --------------------
               responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, the following liabilities (the "Excluded Liabilities"):
                                               --------------------

               (i) all Taxes of the Seller attributable to the Business or the Assets for any period, or any portion of any period, ending on or prior to the Closing Date;

               (ii) liabilities relating to the Excluded Assets;

               (iii) any liability or obligation of Seller under this Agreement or on account of any of the transactions contemplated hereby,

                                                                     Exhibit 2.1

                    including, without limitation, any liability or obligation of Seller to attorneys, accountants, brokers, or others for services rendered or expenses incurred by or on behalf of Seller, and all other expenses associated with the transfer of the Purchased Assets;

               (iv) any wages, salary, severance, bonuses, commissions, vacation or holiday pay, post retirement medical benefits, fringe benefits, long-term disability benefits, life insurance benefits, deferred compensation, any duties, obligations or liabilities arising under any employee benefit plan, policy or practice, whether defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and in effect ("ERISA") or otherwise, relating to the employees of the Business or other amounts due to any employees or former employees of the Business which accrue on or prior to the Closing Date, except for the following which shall be Assumed Liabilities: (1) commissions payable to third party sales representatives; (2) quarterly bonuses payable to salesmen; and (3) accrued payroll as of the Closing Date;

               (v) any liabilities which would arise as either a result of a breach of any of Seller's representations and warranties hereunder, or a breach of any of Seller's covenants or agreements hereunder;

               (vi) any liabilities or obligations of Seller relating to the matters listed in Section 3.6 of the Disclosure Schedule;

               (vii) except as otherwise provided in Section 7.4, any tax
                    (including, without limitation, any federal, state or local income, franchise, sales, transfer, recording, documentary or other tax) imposed upon or incurred by Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby;

               (viii) any liability or obligation of Seller relating to,
                    resulting from, caused by, or arising out of the ownership, operations or control of the Business by Seller on or prior to the Closing Date, arising out of the following:

                    (1) any accident or occurrence occurring on or prior to the Closing Date resulting in personal injury, sickness, death, property damage, property destruction or loss of use of property arising out of or resulting from the operation of the Business by Seller,

                    (2) any breach of contract claim, wrongful termination claim, employment discrimination claim, any claim under applicable occupational safety and health, and workers'

                                                                     Exhibit 2.1

                         compensation claim or violation of any law or final order of any federal, state, judicial, quasi-judicial or governmental body,

                    (3) any personal injury, sickness, death or property damage resulting from occurrences occurring on or prior to the Closing Date arising out of a defect or alleged defect of products manufactured or sold by Seller prior to the Closing Date including, without limitation, any such liabilities or obligations for defects or alleged defects in design or failure to warn, or

                    (4) any product recall liabilities or warranty liabilities relating to products which were manufactured or sold by Seller prior to the Closing Date, or any shortage in goods delivered before the Closing Date or in transit at the time of the Closing;

                    (5) any violation, liability, penalty, cost, damage, fine, order, judgment or obligation under Environmental Laws to the extent they arise out of acts or omissions occurring on or prior to the Closing Date, including, without limitation, the matters disclosed on Section
                         3.14 of the Disclosure Schedule;

                    (6)  any indebtedness for borrowed money; and

                    (7) any other liabilities (whether contingent, actual or contractual), obligations, claims, or commitments, disclosed or undisclosed, of the Seller which are not expressly disclosed to and assumed by Purchaser pursuant to Section 2.2 (a).

                                                                     Exhibit 2.1

     2.3. Payment of Purchase Price; Allocation of Purchase Price
          -------------------------------------------------------

          (a) The Purchaser and the IP Purchaser shall pay the Purchase Price in cash to the Seller at the Closing as provided in Section 2.8(a). Prior to Closing, the Seller, the Purchaser and the IP Purchaser shall determine the amount of the Purchase Price to be paid for the Intellectual Property (the "IP Purchase Price"), and
                                                        -----------------
               for all of the other Assets (the "Other Assets Purchase Price")
                                                 ---------------------------
               and shall specify such amounts in Section 2.3(a) of the Disclosure Schedule.

          (b) The sum of the Other Assets Purchase Price plus the Assumed Liabilities (and subsequent adjustments, if any) shall be allocated among the Assets in accordance with ss.1060 of the Code and regulations thereunder. Purchaser represents that at least $40,000,000 will be allocated to good will and other intangibles.

          (c) The Seller and the Purchaser shall report the federal, state, local and non-United States Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement. The Seller and the Purchaser further covenant and agree not to take a position with respect to Taxes that is inconsistent therewith on any Tax Return, in any refund claim, in any litigation or otherwise.

     2.4. Determination of Inventory.
          --------------------------

          The quantity and valuation of the Inventory shall be determined as follows:

          (a) The value of the Inventory as of the Closing Date shall be determined from the books and records of the Business. A physical inventory shall be taken on the Closing Date, and the books and records of Seller shall be adjusted for Inventory quantities as of the Closing Date and such Inventory shall be valued in accordance with paragraph (b) of this Section 2.4. Such physical inventory shall be conducted by Seller's representatives at Seller's expense jointly with Purchaser's representatives at Purchaser's expense.

          (b) The Inventory reflected on the Contract Net Asset Statement (as defined in Section 2.5.1 hereof) and the Final Net Asset Statement (as defined in Section 2.5.1 hereof) shall be determined in accordance with generally accepted accounting principles applied consistently with the practices of Seller ("GAAP").

          (c) Any disagreement regarding the quantity or value of the Inventory, or both, shall be resolved in the manner and at the time described in Section 2.5.1 hereof.

     2.5. Post-Closing Adjustment.
          -----------------------

          2.5.1 The Purchase Price will be adjusted dollar for dollar following the Closing to the extent that the Net Assets (as hereinafter defined) of the Business

                                                                     Exhibit 2.1

     as of the Closing Date (the "Final Net Assets") shown upon the Final Net Asset Statement (as hereinafter defined) differs from the Net Assets of the Business at December 30, 2000 (the "Contract Net Assets") shown upon the statement set forth in Schedule 2.5.1 attached hereto and made a part hereof (the "Contract Net Asset Statement"). For purposes of this Agreement, the term "Net Assets" shall mean the difference between (i) the sum of Inventory (net of reserves) and Accounts Receivable (net of reserves), and net plant, property and equipment of the Business minus (ii) the sum of accounts payable, accrued payables, and other accrued liabilities of the Business. The Final Net Asset Statement will be prepared by Purchaser from the books of account of the Business as of the Closing Date. The Final Net Asset Statement shall be prepared in accordance with GAAP, consistent with the practices of Seller used in the preparation of the Contract Net Asset Statement except that: (i) accumulated depreciation and amortization of plant, property and equipment shall be reduced by fifty percent (50%) of the depreciation and amortization of plant, property and equipment attributed to the period from December 30, 2000 to the Closing Date; and (ii) prepaid expense relating to the U.S. Foodservice Contract shall only be included on the Final Net Asset Statement. Purchaser will deliver a statement showing the Final Net Assets (the "Final Net Asset
                                                            ---------------
     Statement") to Seller not later than 60 days after the Closing Date.
     ---------
     Purchaser shall give Seller and its representatives reasonable access to the books and records of the Business in connection with its review of the Final Net Asset Statement. Unless Seller notifies Purchaser in writing that it disagrees with the Final Net Asset Statement within 30 days after receipt thereof, the Final Net Asset Statement shall be conclusive and binding on Purchaser and Seller. If Seller notifies Purchaser in writing of its disagreement with the Final Net Asset Statement within such 30-day period, then Purchaser and Seller shall attempt to resolve their differences with respect thereto within 30 days after Purchaser's receipt of Seller's written notice of disagreement. Any dispute regarding the Final Net Asset Statement not resolved by Purchaser and Seller within such 30-day period will be resolved by an accounting firm mutually acceptable to both parties or, in the absence of agreement, by an accounting firm of national reputation selected by lot after eliminating Seller's and Purchaser's principal outside accountants and one additional firm designated as objectionable by each of Seller and Purchaser. The determination by the accounting firm so selected of the Final Net Asset Statement and the Final Net Assets (with such modifications therein, if any, as reflect such determination) shall be conclusive and binding upon the parties. The fees and expenses of such accounting firm in acting under this Section 2.5.1 shall be shared equally by Purchaser and Seller.

          2.5.2 If the Contract Net Assets are greater than the Final Net Assets, then Seller shall pay to Purchaser an amount equal to the difference. If the Final Net Assets are greater than the Contract Net Assets, then Purchaser shall pay to Seller an amount equal to the difference. Payment shall be made by the party obligated to make such payment not more than 5 business days following the determination of the Final Net Assets pursuant to Section 2.5.1 in the manner described in
     Section 2.8 (a) and the amount of such payment shall bear interest

                                                                     Exhibit 2.1

     from the Closing Date to the date of payment at the prime rate of interest as published in the Wall Street Journal on the Closing Date.

     2.6. Closing
          -------

          Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets contemplated hereby shall take place at a closing (the "Closing") to be held at 10:00 a.m., Chicago time, on the third Business Day following the later to occur of the satisfaction or waiver of the conditions to the obligations of the parties set forth in Sections 8.1(a), (b) and (c) and 8.2(a), (b) and (c), at the offices of Much Shelist Freed Denenberg Ament & Rubenstein, P.C., 200 North LaSalle Street, Suite 2100, Chicago, IL 60601, or at such other time or on such other date or at such other place as Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"). The Closing shall be deemed effective as of the close of business on the Closing Date.

     2.7. Closing Deliveries by the Seller
          --------------------------------

          At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

          (a)  a receipt for the Purchase Price;

          (b) the Bill of Sale and such other documents as may be reasonably requested by the Purchaser to transfer the Assets to the Purchaser, all such documents to be in a form and substance reasonably satisfactory to the Purchaser;

          (c)  the Transition Services Agreement;

          (d)  the certificate required to be delivered pursuant to Section
               8.2(a);

          (e) the resolutions required to be delivered pursuant to Section 8.2(d); and

          (f)  a warranty deed to the Owned Real Estate included in the Assets.

     2.8. Closing Deliveries by the Purchaser.
          ------------------------------------

          At the Closing, the Purchaser and the IP Purchaser, as appropriate, shall deliver to the Seller:

                                                                     Exhibit 2.1

          (a) the Purchase Price, by wire transfer in immediately available funds, to an account or accounts designated by the Seller in a written notice to the Purchaser and the IP Purchaser;

          (b) the Assumption Agreement and such other documents as may be reasonably requested by the Seller to effect the assumption by the Purchaser of the Assumed Liabilities, all such documents to be in a form and substance reasonably satisfactory to the Seller;

          (c)  the Transition Services Agreement;

          (d) the certificate required to be delivered pursuant to Section 8.1(a); and

          (e)  the resolutions required to be delivered pursuant to Section
               8.1(d).

     2.9. Nonassignability of Assets.
          ---------------------------

          Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Purchasers of any Asset is prohibited by any applicable law or would require any governmental or third party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers are not obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or any attempted sale, assignment, transfer, conveyance or delivery thereof. Following the Closing, the parties will use reasonable efforts and cooperate with each other to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that neither Seller nor Purchasers will be required to pay any consideration therefor. Pending such authorization, approval, consent or waiver, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Purchasers the benefits of use of such Asset. Once authorization, approval, consent or waiver for the sale, assignment, transfer, conveyance or delivery of an Asset not sold, assigned, transferred, conveyed or delivered at the Closing is obtained or made, Seller will assign, transfer, convey and deliver such Asset to Purchasers at no additional cost. To the extent that any such Asset cannot be transferred or the full benefits of use of any such Asset cannot be provided to Purchasers following the Closing pursuant to this
     Section 2.9, then Purchasers and Seller will enter into such arrangements (including subleasing or subcontracting if permitted) to provide to the parties the economic (taking into account Tax costs and benefits) and operational equivalent of obtaining such authorization, approval, consent or waiver, and the performance by Purchasers of the obligations thereunder; provided that the determination as to whether such arrangements provide the economic and operational equivalent shall be made by Purchasers in their reasonable discretion.

                                                                     Exhibit 2.1

3.   REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Purchaser (which for purposes herein shall include the IP Purchaser), except as otherwise set forth in the Disclosure Schedule, as follows:

     3.1. Incorporation and Authority of the Seller
          -----------------------------------------

          The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

     3.2. No Conflict
          -----------

          Assuming all consents, approvals, authorizations and other actions described in Section 3.3 have been obtained, and except as may result from any facts or circumstances relating to the Purchaser or as described in
     Section 3.2 of the Disclosure Schedule or as otherwise provided in this
     Article 3, the execution, delivery and performance of this Agreement by the Seller do not and will not (a) violate or conflict with the Certificate of Incorporation or By-Laws of the Seller, (b) to the Knowledge of Seller conflict with or violate any Law or Governmental Order applicable to the Seller, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other material instrument relating to the Business to which the Seller is a party or by which any of the Assets are bound or affected, except in the case of clauses (b) and (c) above (i) for Liens created by or through the Purchaser or any of its Affiliates and (ii) as would not have a Material Adverse Effect.

                                                                     Exhibit 2.1

     3.3. Consents and Approvals
          ----------------------

          The execution and delivery of this Agreement by the Seller do not, and the performance of this Agreement by the Seller will not, require any material consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) as described in Section 3.3 of the Disclosure Schedule, (b) the notification requirements of the HSR Act, (c) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Seller from performing any of its material obligations under this Agreement, (d) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser or its Affiliates or (e) where the failure to obtain such consents, approvals or authorizations, to take such action, or to make such filing or notification would not have a Material Adverse Effect.

     3.4. Financial Information
          ---------------------

          (a) The unaudited balance sheet of the Business for the fiscal year ended December 30, 2000, and the related unaudited statement of income of the Business, together with all schedules related thereto, are set forth on Section 3.4 of the Disclosure Schedule (collectively, the "Financial Statements"). The Financial Statements (i) were prepared in accordance with GAAP based upon the principles set forth in Section 3.4(i) of the Disclosure Schedule, (ii) except as set forth in Section 3.4(ii) of the Disclosure Schedule, fairly present in all material respects the financial position and results of operations of the Business as of the dates thereof and for the periods then ended, and (iii) were prepared in accordance with the books of account and other financial records of the Business. The Purchaser acknowledges that the Financial Statements do not reflect the financial position or results of operations of the Business that would have occurred if the Business were operated as a separate business from its Affiliates on the date and during the periods presented as a result of (x) certain pricing or other benefits to which the Business is entitled as a result of being part of the Seller affiliated group; and (y) services provided at no cost by Affiliates which do not exceed $200,000 per year..

          (b)  Net Asset Statements.

          The Contract Net Asset Statement was prepared in accordance with GAAP and on a basis consistent with principles set forth in Section 3.4(i) of the Disclosure Schedule and fairly presents the Purchased Assets and the Assumed Liabilities (whether accrued, contingent or otherwise) of the Business at December 30, 2000. Except as set forth in Section 3.4B of the Disclosure Schedule, to the Knowledge of Seller, Seller had no material liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent, or whether due or to

                                                                     Exhibit 2.1

          become due which will not be recorded or reserved for on the Final Net Asset Statement.

     3.5. Absence of Certain Changes or Events
          ------------------------------------

          To the Knowledge of the Seller, since December 30, 2000, except as disclosed in Sections 3.5 or 3.6 of the Disclosure Schedule or as contemplated by this Agreement, the business of the Seller has been conducted in the ordinary course and there has not occurred with respect to the Business:

                                                                     Exhibit 2.1

          (a)  any event which has had Material Adverse Effect;

          (b) any payment, discharge or satisfaction of any liabilities or obligations (whether accrued, absolute, contingent or otherwise) in excess of One Hundred Thousand Dollars ($100,000), other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities or obligations incurred in the ordinary course of business;

          (c) except in the ordinary course of business, any assets (whether real, personal or mixed, tangible or intangible) becoming subject to any mortgage, pledge, lien, security interest, encumbrance, or restriction or charge of any kind;

          (d) any cancellation or waiver of any claims or rights of value, or any sale, transfer, distribution or other disposal of any assets, except for sales of finished goods inventory or other assets in the ordinary course of business, or disposal of any assets not in the ordinary course of business for any amount to affiliates of the Seller;

          (e) any disposal or lapse of any rights in, to or for the use of any patent, trademark, trade name or copyright, or disposal of any customer lists used by the Business;

          (f) any increase in the base compensation or other payment to any director, officer or employee of the Business, whether now or hereafter payable or granted, or entry into or variation of the terms of any employment or incentive agreement with any such person (other than increases or variations in base compensation in the ordinary course) or entry into or variation of the material terms of any employment or incentive agreements with any such person;

          (g) any capital expenditure or commitment for additions to property, plant or equipment, or lease agreement which have not been budgeted or planned and disclosed to Purchaser and which exceeds One Hundred Thousand Dollars ($100,000) and which, if purchased, would be reflected in the property, plant or equipment accounts;

          (h) any change in any method of accounting or keeping its books of account or accounting practices;

          (i) any damage, destruction or loss of any asset, whether or not covered by insurance which exceeds One Hundred Thousand Dollars ($100,000);

          (j) except liabilities incurred in the ordinary course of business, incurrence of any obligation or liability, including, without limitation, any liability for nonperformance or termination of any contract; or

                                                                     Exhibit 2.1

          (k) any event which would require in accordance with GAAP an increase in the reserve for bad debts set forth in the Contract Net Asset Statement which in the aggregate exceeds One Hundred Thousand Dollars ($100,000).

     3.6. Absence of Litigation
          ---------------------

          Except as set forth in Section 3.6 of the Disclosure Schedule, as of the date of this Agreement, (a) there are no material Actions pending against the Seller relating to the Business or any of the Assets and (b) Seller and the Assets are not subject to any Governmental Order relating to the Business.

     3.7. Compliance with Laws
          --------------------

          To the Knowledge of the Seller, the Seller is not in violation of any Laws or Governmental Orders applicable to the conduct of the Business or any material Asset, or by which any of them is bound, except (a) as set forth in Section 3.7 of the Disclosure Schedule or (b) for violations the existence of which would not have a Material Adverse Effect.

     3.8. Governmental Licenses and Permits
          ---------------------------------

          The Seller holds all governmental qualifications, registrations, filings, privileges, franchises, licenses, permits, approvals or authorizations (collectively, "Material Licenses") material to the operation of the Business. As of the date of this Agreement, all Material Licenses are in full force and effect and the Seller is in compliance in all material respects with each such Material License.

     3.9. Good Title - Generally
          ----------------------

          Upon consummation of the transaction contemplated hereby at the Closing, Seller shall deliver or cause to be delivered to Purchaser good and marketable title to the Assets, free and clear of any Liens, except in each case (i) as disclosed in Sections 3.9, 3.10 and 3.11 of the Disclosure Schedule; (ii) Permitted Liens. The Seller owns, has a valid leasehold interest in or has the legal right to use all of the tangible personal property necessary to carry on the Business. To the Knowledge of Sellers, all such tangible personal property is in normal working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

     3.10. Title to Owned Real Properties
           ------------------------------

          The Seller has good and marketable title to the Owned Real Property, free and clear of all Liens, except (i) as disclosed in Section 3.10 of the Disclosure Schedule; and (ii) Permitted Liens.

                                                                     Exhibit 2.1

     3.11. Leased Real Property
           --------------------
          Section 3.11 of the Disclosure Schedule contains a true and correct list of each parcel of Leased Real Property. Each lease or other contract or agreement relating to the Leased Real Property is a valid contract or agreement enforceable against the Seller in accordance with its terms and, to the Knowledge of the Seller, against the other parties thereto. The Seller is not in material default, or has not received any written notice alleging that it is in material default, under any lease relating to the Leased Real Property, and, to the Knowledge of the Seller, none of the other parties to such leases is in material default thereunder.

     3.12. Intellectual Property
           ---------------------

          (a)  The Seller owns all of the Intellectual Property identified in
               Section 3.12(a) of the Disclosure Schedule and has the right to use, all of the Intellectual Property identified in Section 3.12(b) of the Disclosure Schedule (the "Owned Intellectual Property" or "Licensed Intellectual Property", as applicable), subject to the terms of the license agreements relating to the Licensed Intellectual Property. To the Knowledge of the Seller, the Owned Intellectual Property and the Licensed Intellectual Property include all of the Intellectual Property developed by the Business as of the Closing Date.

          (b) To the Knowledge of the Seller, (i) the products sold by the Business as of the Closing Date do not infringe on the Intellectual Property rights of any third party; (ii) the Owned Intellectual Property does not infringe upon the Intellectual Property rights of any third party, and (iii) no written claim has been asserted to the Seller which is currently pending that the products sold or methods used for manufacturing the products as of the Closing Date, or the use of such Owned Intellectual Property does or may infringe upon the Intellectual Property rights of any third party.

          (c) To the Knowledge of the Seller, no person is engaging in any activity that infringes in any material respect upon the Owned Intellectual Property.

          (d) To the Knowledge of the Seller, (i) the Seller is not in breach of, or default under, any material term of any license or sublicense of the Licensed Intellectual Property and (ii) to the Knowledge of the Seller, no other party to such license or sublicense is in breach thereof or default thereunder.

          (e) All of the Intellectual Property of the Business is valid and free of all encumbances except as identified in the terms of the license agreements identified in Section 3.12 (b) of the Disclosure Schedule.

     3.13. Taxes
           -----

                                                                     Exhibit 2.1

          Except as disclosed in Section 3.13 of the Disclosure Schedule, (a) the Seller has timely filed, or will timely file, all material Tax Returns required to be filed by it with respect to Taxes which relate to the Business for any period ending on or before the Closing Date, (b) Taxes shown to be payable on such Tax Returns have been paid or will be paid except to the extent the same are being contested in good faith, (c) all such Tax Returns are true, complete and correct in all material respects, and (d) no deficiency for any Tax relating to the Business has been asserted or assessed in writing by a Tax authority against the Seller.

     3.14. Environmental Matters
           ---------------------

          Except as disclosed in Section 3.14 of the Disclosure Schedule, the Seller is in material compliance with all applicable Environmental Laws and has obtained and is in material compliance with all Environmental Permits as they relate to the Business. Except as disclosed in Section 3.14 of the Disclosure Schedule, there have been no Releases, or threatened Releases of any Hazardous Materials into, on or under any of the properties owned or operated (or formerly owned or operated) by the Seller in respect of the Business, in any case in such a way as to create any liability (including the costs of investigation and remediation) under any applicable Environmental Law. For purposes of this Section 3.14, "Release" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Materials into the environment. Except as disclosed in Section
     3.14 of the Disclosure Schedule, the Seller has not been identified as a potentially responsible party at any federal or state National Priority List ("Superfund") site.

     3.15. Material Contracts
           ------------------

          (a) Section 3.15(a) of the Disclosure Schedule lists each of the following contracts and agreements relating to the Business (such contracts being "Material Contracts"):

               (i) each contract and agreement for the purchase or lease of inventory, other materials or real or personal property with any supplier or for the furnishing of services to Plastics
                    (A) under the terms of which the Seller (I) is likely to pay or receive consideration of more than $100,000 in the aggregate during the calendar year ending December 31, 2001, or (II) is likely to pay or otherwise give consideration of more than $250,000 in the aggregate over the remaining term of such contract and (B) which cannot be canceled by the Seller without penalty or further payment or without more than thirty (30) days' notice;

               (ii) each contract and agreement for the sale or lease of
                    inventory or other personal or real property or for the

                                                                     Exhibit 2.1


                    furnishing of services by Plastics which (A) (I) is likely to involve consideration of more than $100,000 in the aggregate during the calendar year ended December 31, 2001, or (II) is likely to involve consideration of more than $250,000 in the aggregate over the remaining term of the contract or (B) cannot be canceled by the Seller without penalty or further payment or without more than thirty (30) days' notice;

               (iii) each contract and agreement relating to Plastics involving indebtedness for borrowed money of the Seller, the principal amount of which individually is in excess of $100,000; and

               (iv) all contracts and agreements that limit or purport to limit the ability of Plastics to compete in any line of business or with any Person or in any geographic area after the Closing Date.

               (b) Except as disclosed in Section 3.15(b) of the Disclosure Schedule, each Material Contract is valid and binding on the Seller and is in full force and effect. To the Seller's Knowledge, no party thereto is in breach of, or default under, any Material Contract.

     3.16. Inventory
           ---------

          All Inventory consists of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value. The quantities of each item of Inventory are not excessive but are reasonable in the present circumstances of Plastics.

     3.17. Brokers
           -------

          Except for William Blair and Company, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller. Seller is solely responsible for the fees and expenses of William Blair and Company.

     3.18. Insurance.
           ---------

          Section 3.18 of the Disclosure Schedule accurately lists and describes the policies of insurance covering the assets and operations of the Business. All such policies are valid and subsisting and in full force and effect in accordance with their terms. All such policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the Business and its properties and assets and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards. Seller has not been denied insurance or suffered the

                                                                     Exhibit 2.1

          cancellation of any insurance with respect to the Business since September, 1998.

     3.19. Product Liability and Recalls.
           ------------------------------

          (a) Except as set forth on Section 3.19 of the Disclosure Schedule, there is no action, suit, claim, inquiry, proceeding or investigation in any case by or before any court or governmental body pending or, to the Knowledge of the Seller, threatened, against or involving the Business relating to any product alleged to have been designed, manufactured or sold by the Business and alleged to have been defective or improperly designed or manufactured.

          (b) Except as set forth on Section 3.19 of the Disclosure Schedule, there is no pending, or to the Knowledge of the Seller, threatened recall or investigation of any product sold by Seller in connection with the Business.

     3.20. Books and Records
           -----------------

          The Books and Records of the Business are complete and correct in all material respects and have been maintained in accordance with sound business practices.

     3.21. Customers and Suppliers
           -----------------------

          Section 3.21 of the Disclosure Schedule contains a list setting forth the 10 largest customers of the Business, by dollar amount, over the 12 months ended December 31, 2000, and the 10 largest suppliers of the Business, by dollar amount, over the 12 months ended December 31, 2000. All purchase and sale orders and other commitments for purchases and sales made by the Seller in connection with the Business have been made in the ordinary course of business in accordance with past practices, and no payments have been made to any supplier or customers or any of their respective representatives other than payments to such suppliers for the payment of the invoiced price of supplies purchased or goods sold in the ordinary course of business. Trade inventories of the products of the Business are not excessive in kind or amount. To the Knowledge of the Seller, Seller does not have any obligation to accept returns of products in excess of the reserve for returns set forth in the Contract Net Asset Statement.

     3.22. Powers of Attorney
           ------------------

          Except as set forth in Section 3.22 of the Disclosure Schedule attached hereto and made a part hereof, there are no powers of attorney executed on behalf of the Seller.

                                                                     Exhibit 2.1

     3.23. Undisclosed Liabilities
           -----------------------

          To the Knowledge of the Seller, Seller has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, which are material to the Business taken as a whole, except (i) to the extent reflected or reserved for on the Contract Net Asset Statement, (ii) liabilities or obligations disclosed in Section 3.23 of the Disclosure Schedule and in the other Schedules hereto, or (iii) liabilities or obligations disclosed in this Agreement.

     3.24. Restrictions on Business Activities
           -----------------------------------

          Except for this Agreement or as set forth in Section 3.24 of the Disclosure Schedule, to the Knowledge of the Seller, there is no agreement, judgment, injunction, order or decree binding upon Seller which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Seller utilized in the Business, acquisition of property by the Seller for the Business, or the conduct of the Business as currently conducted or as proposed to be conducted.

     3.25. Accounts Receivable
           -------------------

          The Accounts Receivable are reflected properly on its books and records, are valid and existing receivables which arose in the ordinary course of business and are subject to no material (i) refunds or other adjustments, (ii) defenses, rights of setoff, assignments, restrictions, encumbrances, conditions enforceable by third parties, or counterclaims, and to the Knowledge of the Seller are current and collectable.

     3.26. Labor and Employment Matters
           ----------------------------

          To the Seller's Knowledge, the conduct of the Business is in material compliance with all laws relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination and the payment of social security and other payroll related taxes, and Seller has not received any written notice alleging a failure to comply in any material respect with any such laws.

     3.27. Product Warranty
           ----------------

          Each product manufactured, sold, leased, or delivered by the Business has been in conformity with all applicable contractual commitments and all express and implied warranties, and Seller does not have any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the Contract Net Asset Statement. No product manufactured, sold, or delivered by the Business is subject to any guaranty, warranty, or other indemnity

                                                                     Exhibit 2.1

     beyond the applicable standard terms and conditions of sale. Section 3.27 of the Disclosure Schedule includes copies of the standard terms and conditions of sale for the Business (containing applicable guaranty, warranty and indemnity provisions).

     3.28. Exclusivity Of Representations
           ------------------------------

          (a) THE REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES. THE SELLER HEREBY DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE PURCHASER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA).

          (b) The Purchaser acknowledges that (i) the representations and warranties contained in Sections 3.12, 3.13 and 3.14 are the only representations and warranties being made with respect to (A) Intellectual Property, (B) Taxes and (C) compliance with or liability under Environmental Laws, respectively, or with respect to any Intellectual Property, Tax or environmental, health or safety matter related in any way to the Business, the Assets or to this Agreement or its subject matter and (ii) no other representation contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto.

4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND IP PURCHASER

     The Purchaser and the IP Purchaser (collectively referred to in this ss.4 as the "Purchasers") represent and warrant to the Seller as follows:
        ----------

     4.1. Incorporation and Authority of the Purchaser
          --------------------------------------------

          The Purchaser is a limited partnership duly incorporated, validly existing and in good standing under the laws of Delaware and the IP Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Switzerland and each has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchasers, the performance by the Purchasers of their obligations hereunder and the consummation by the Purchasers of the transactions contemplated hereby have been duly authorized by all requisite

                                                                     Exhibit 2.1

     corporate action on the part of the Purchasers. This Agreement has been duly executed and delivered by the Purchasers, and (assuming due authorization, execution and delivery by the Seller) constitutes the legal, valid and binding obligation of the Purchasers enforceable against the Purchasers in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

     4.2. No Conflict
          -----------

          The execution, delivery and performance of this Agreement by the Purchasers do not and will not (a) violate or conflict with the Partnership Agreement, Certificate of Incorporation or By-laws of the Purchasers, (b) conflict with or violate any Law or Governmental Order applicable to the Purchasers or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the assets or properties of the Purchasers pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Purchasers or any of their subsidiaries is a party or by which any of such assets or properties is bound or affected.

     4.3. Consents and Approvals
          ----------------------

          The execution and delivery of this Agreement by the Purchasers do not, and the performance of this Agreement by the Purchasers will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) the notification requirements of the HSR Act, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Purchasers from performing any of their material obligations under this Agreement or (c) as may be necessary as a result of any facts or circumstances relating solely to the Seller or its Affiliates.

     4.4. Absence of Litigation
          ---------------------

          There are no actions pending against the Purchasers or any of their assets or properties of the Purchasers that, individually or in the aggregate, would prevent either of the Purchasers from consummating the transactions contemplated hereby or which would materially impair the ability of the Purchasers to consummate the purchase of the Assets as contemplated by this Agreement.

                                                                     Exhibit 2.1

     4.5. Financial Ability
          -----------------

          The Purchaser and the IP Purchaser have the cash available to enable them to consummate the transactions contemplated by this Agreement.

     4.6. Brokers
          -------

          No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

5.   ADDITIONAL AGREEMENTS

     5.1. Conduct of Business Prior to the Closing
          ----------------------------------------

          (a) Unless the Purchaser otherwise agrees in writing and except (x) as otherwise set forth in Section 5.1(i) or otherwise in this Agreement or in the Disclosure Schedule and (y) to the extent not reasonably practicable in light of this Agreement and the transactions contemplated hereby, between the date of this Agreement and the Closing Date, the Seller will (i) conduct the Business only in the ordinary course, and (ii) use reasonable efforts to keep available to the Purchaser the services of the key employees of Plastics (except for retirements in the ordinary course); provided, however, that the Seller shall not be required to increase the compensation of, or provide any other retention incentive to, any such key employee beyond that currently provided.

          (b) Except as expressly provided in Section 5.1(b) or in this Agreement or the Disclosure Schedule, between the date of this Agreement and the Closing Date, the Seller (with respect to the Business) will conduct the Business in the ordinary course and will not do any of the following as they specifically relate to the Business without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld):

               (i) except in the ordinary course of business, grant any Lien (other than a Permitted Lien) on any Asset (whether tangible or intangible);

               (ii) grant any material increase in compensation or benefits to the employees of Plastics or pay any bonus compensation, except in the ordinary course of business or as may be required by Law or any employment agreement;

               (iii) except in the ordinary course of business, sell, assign, transfer, lease or otherwise dispose of any of the Assets having an aggregate value exceeding $100,000;

                                                                     Exhibit 2.1

          (iv) authorize or commit to new capital expenditures in excess of $100,000 in the aggregate.

          (v) incur or permit to be incurred any obligation or other liabilities (exclusive of health and property insurance premiums) in excess of One Hundred Thousand Dollars ($100,000) except for Inventory purchases in the normal and ordinary course of business consistent with past practice;

          (vi) enter into or alter any employment, consulting, or service agreement respecting the Business;

          (vii) commence, enter into, or alter any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retirement, or incentive plan or any fringe benefit plan for the Employees; or

          (viii) sever or terminate any of the Employees except in the ordinary course of the Business.

                                                                     Exhibit 2.1

     5.2. Access to Information
          ---------------------

          (a) From the date hereof until the Closing (upon reasonable notice to and approval of Seller, which shall not be unreasonably withheld) during normal business hours, Seller shall, and shall cause the officers, directors, employees, auditors and agents of the Seller to, (i) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access to the offices, properties, books and records of Plastics and (ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the Assets and Business as the Purchaser may from time to time reasonably request in order to assist the Purchaser in fulfilling its obligations under this Agreement and to facilitate the consummation of the transfer contemplated hereby; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of Plastics, the Seller or any Affiliate of Seller.

          (b) The Seller shall, and shall cause its officers, employees and representatives to, provide the Purchaser reasonable access to the financial books and records of Plastics in connection with the Purchaser's preparation of such financial statements as the Purchaser may reasonably determine are necessary to satisfy the requirements of its financing sources, the Securities Act or the Exchange Act applicable to the Purchaser and its Affiliates. Under no circumstances shall the Seller or any such officer, employee or representative have any liability whatsoever (other than as expressly provided in this Agreement) to the Purchaser, or otherwise to any Person or Governmental Authority, including under the Securities Act or the Exchange Act, in connection with such financial statements or the preparation or use thereof and the Purchaser shall indemnify, defend and hold harmless the Seller and each such Person against and reimburse the Seller and each such Person for any and all such liability. The Purchaser shall pay all expenses in connection with the preparation of such financial statements, including any expenses incurred by the Seller.

          (c) The Seller shall have the right to retain copies of all books and records relating to Plastics for periods ending on or prior to the Closing Date. For a period of six years after the Closing, the Purchaser shall (i) retain such books and records relating to periods ending on or prior to the Closing Date in a reasonable manner, and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Seller reasonable access (including the right to make, at the Seller's expense, photocopies), during normal business hours, to such books and records.

                                                                     Exhibit 2.1

          (d) Each party agrees that it will cooperate with and make available to the other parties, during normal business hours, all books and records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date that are necessary or useful in connection with any environmental report, filing or liability, any litigation or investigation, any tax audit, investigation or proceedings, or any other matter requiring any such books and records, information or employees for any reasonable business purpose similar to the foregoing. The party requesting any such books and records, information or employees shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such books and records, information or employees.

          (e) On or before the eleventh day following the Closing Date, Purchaser, at no cost to Seller, will cause the appropriate personnel of Purchaser to prepare for Seller the normal closing schedules and supporting documentation which Seller requires for its monthly closings, consistent with the methodology used by Seller.

     5.3. Confidentiality
          ---------------

          The terms of the letter agreement dated as of March 19, 2001 (the "Confidentiality Agreement") between Seller and the Purchaser are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of the Purchaser under this Section 5.3 shall terminate; provided, however, that the Confidentiality Agreement shall terminate only in respect of that portion of the Information (as defined in the Confidentiality Agreement) exclusively relating to the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect.

                                                                     Exhibit 2.1

     5.4. Regulatory and Other Authorizations; Consents
          ---------------------------------------------

          (a) The Purchaser shall use its reasonable commercial efforts to promptly obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and Seller will cooperate with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals; it being understood that the Seller shall not be required to pay any fees or other payments to any such Governmental Authority in order to obtain any such authorization, consent, order or approval (other than normal filing fees). The Purchaser will not take any action that would have the effect of delaying, impairing or impeding the receipt of any required approvals.

          (b) Each party hereto agrees to make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions contemplated hereby within five Business Days after the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. In addition, each party agrees to promptly make any other filing that may be required under any other antitrust or merger control Law or by any other antitrust or merger control authority. The Purchaser agrees to take any and all steps reasonably necessary to avoid or eliminate each and every impediment under any antitrust Law that may be asserted by any Governmental Authority or any other party so as to enable the parties to expeditiously close the transactions contemplated hereby. Each party shall bear its respective filing fees associated with the HSR Act filings and any other similar filings required in any other jurisdictions.

                                                                     Exhibit 2.1

          (c) The Purchaser shall use its reasonable commercial efforts (a) to cause Seller and its Affiliates to be released as of the Closing, or as soon thereafter as possible, from all indemnities, guaranties and guaranty obligations of the Seller and such Affiliates relating to obligations of the Business or otherwise relating to or for the benefit of the Business, and (b)(i) to arrange for substitute letters of credit to replace (x) the letters of credit entered into by or on behalf of the Seller or any of its Affiliates outstanding as of the date of this Agreement in connection with the Business as set forth in Section 5.4(c) of the Disclosure Schedule and (y) any letters of credit entered into by or on behalf of Seller or any of its Affiliates in connection with the Business on or after the date of this Agreement and prior to the Closing (collectively, the "Seller
                                                                      ------
               LOCs") or (ii) to assume all obligations of reimbursement under
               ----
               each Seller LOC, obtaining from the creditor a full release of all parties liable, directly or indirectly, for reimbursement to the creditor in connection with amounts drawn under each Seller LOC under the existing terms of each Seller LOC. The Purchaser agrees (A) to indemnify the Seller and its Affiliates for any and all Losses incurred by the Seller and such Affiliates after the date of this Agreement arising out of any such indemnity, guaranty or guaranty obligation, whether or not such Losses occurred prior to, on or after the Closing, and (B) that, to the extent the beneficiary under any Seller LOC refuses to accept any such substitute letter of credit proffered by the Purchaser, the Purchaser shall indemnify, defend and hold harmless Seller and its Affiliates against and reimburse Seller and such Affiliates for any and all costs or expenses in connection with such Seller LOCs, including Seller's expenses in maintaining such Seller LOCs whether or not any such Seller LOC is drawn upon, and shall in any event promptly reimburse Seller to the extent any Seller LOC is called upon and Seller makes any payment thereunder or is obligated to reimburse the party issuing the Seller LOC.

          (d) Each party hereto agrees to use all reasonable commercial efforts and to cooperate with the other parties hereto in promptly obtaining any other third party consents and approvals that may be required in connection with the transactions contemplated by this Agreement; provided, however, Seller shall not be required
                               --------  -------
               to compensate any third party to obtain any such consent or approval.

     5.5. Insurance
          ---------

          Effective 5:00 p.m. on the Closing Date, the Business shall cease to be insured by Seller's or its Affiliates' insurance policies. With respect to events or circumstances covered by insurance coverage written on an "occurrence basis", Seller and their Affiliates will have no liability for occurrences that take place on and after 5:00 p.m. on the Closing Date. With respect to events or

                                                                     Exhibit 2.1

     circumstances covered by insurance coverage written on a "claims made basis", the Seller and their Affiliates will have no liability for claims made after 5:00 p.m. on the Closing Date. The Purchaser agrees to indemnify, defend and hold harmless Seller and its Affiliates against and reimburse the Seller and its Affiliates for any Losses that Seller and its Affiliates may at any time suffer or incur, or become subject to, as a result or in connection with any such occurrences, losses or claims for which they have no liability as described in this paragraph.

     5.6. Financing
          ---------

          The Purchaser covenants and agrees not to take any action between the date of this Agreement and the Closing Date that would reasonably be expected to make the Financing unavailable for any reason.

     5.7. Inter-Company Services and Products
          -----------------------------------

          Except for those services being provided by Seller pursuant to the Transition Service Agreement, any inter-company services provided by Seller and its affiliates to the Business shall terminate as of the Closing Date, except as the parties shall otherwise agree.

     5.8. Resin Rebates
          -------------

          Plastics may have been entitled to a rebate on resin purchases, based upon the volume of such purchases. Purchaser agrees to pay to Seller an amount equal to $.01 for each pound of resin purchased by Plastics from suppliers offering such rebates between December 30, 2000 and the Closing Date. Seller shall pay such amount to Purchaser at the same time as the post-closing adjustment amount is payable pursuant to Section 2.5.2.

     5.9. Further Action
          --------------

          Each of the parties hereto shall execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.

                                                                     Exhibit 2.1

     5.10. Investigation
           -------------

          (a) The Purchaser acknowledges and agrees that it (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Business, (ii) will not assert any claim against the Seller or any of its directors, officers, employees, agents, stockholders, Affiliates, consultants, counsel, accountants, investment bankers or representatives, or hold Seller or any such Persons liable for any inaccuracies, misstatements or omissions with respect to information (other than, with respect to the Seller, the representations and warranties contained in this Agreement) furnished by Seller or any such Persons concerning Seller.

          (b) In connection with the Purchaser's investigation of the Business and the Assets, the Purchaser has received from Seller certain estimates, projections and other forecasts for the Business, and certain plan and budget information. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, that the Purchaser is familiar with such uncertainties, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and except for fraud and intentional misrepresentation that the Purchaser will not assert any claim against the Seller or any of its directors, officers, employees, agents, stockholders, Affiliates, consultants, counsel, accountants, investment bankers or representatives, or hold any such Persons liable, with respect thereto. Accordingly, Seller makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.9(b).

     5.11. Covenant Not to Compete
           -----------------------

                                                                     Exhibit 2.1

          (a) Seller agrees that, as part of the consideration for the payment by the Purchaser of the Purchase Price, for a period of five (5) years immediately following the Closing Date, neither Seller nor any of its divisions or subsidiaries will, directly or indirectly, operate, perform, have any interest in or otherwise be engaged in or concerned with a business which develops, manufactures, prepares, sells, installs or distributes products or performs services in competition with the Business. For these purposes, any business (other than the Business) presently being operated by Seller and its divisions and subsidiaries, including, without limitation, the manufacture, distribution and sale of food storage containers for retail sales, and the manufacture, distribution and sale of low-end disposable servingware shall not be considered to be in competition with Purchaser. In addition, for these purposes, ownership of securities of a company whose securities are publicly traded under a recognized securities exchange not in excess of 10% of any class of such securities shall not be considered to be competition with Purchaser.

          (b) Further, Seller agrees that for a period of two (2) years following the Closing Date neither Seller nor any of its related or affiliated entities will induce any of Seller's employees hired by Purchaser on the Closing Date to terminate his or her relationship with Purchaser and to work in a business that competes with the Business.

          (c) Each of the Seller and the Purchaser acknowledges that the restrictions on its activities under Sections 5.11 (a) and (b) (as the case may be) are necessary for the reasonable protection of the Purchaser and the Seller (as the case may be) and constitute a material inducement to Purchaser's entering into and performing this Agreement. Each of the Seller and the Purchaser further acknowledges, stipulates and agrees that a breach of any of such obligations and agreements will result in irreparable harm and continuing damage to the other party for which there will be no adequate remedy at law and further agrees that in the event of any breach of said obligations and agreements, the other party and its successors and assigns will be entitled to seek injunctive relief and to such other relief as is proper under the circumstances.

     5.12. Environmental Matters
           ---------------------

          The environmental condition disclosed by the site assessments, dated August, 1998 and October, 1998, respectively prepared by ENSR and set forth in Schedule 3.4 hereto constitutes, to Seller's Knowledge, the extent of the environmental contamination of Owned Real Estate (the "Existing
                                                                --------
     Contamination"). Seller retains the obligation for the remediation of the
     -------------
     Existing Contamination. Accordingly, Seller and Purchaser agree as follows:

                                                                     Exhibit 2.1

          (a) Prior to the Closing Date, Seller anticipates that an additional environmental assessment (the "Assessment") of the Owned Real Estate will be conducted by ENSR pursuant to the Scope of Work described on Schedule 5.12. An environmental consultant selected by Purchaser ("Purchaser's Consultant") will be permitted to participate in such assessment. If based upon the result of such assessment ENSR and Purchaser's Consultant determine that notification to the Minnesota Pollution Control Agency ("MPCA")
                                                                        ----
               is required, then within five (5) days of such determination, Seller shall notify the MPCA of the Existing Contamination. If ENSR and Purchaser's Consultant determine that notification is not required, then Seller and Purchaser agree not to notify the MPCA of the Existing Contamination. If one but not both of ENSR and Purchaser's Consultant determines that notification is required, and if they are unable to come to an agreement regarding notification within thirty (30) days of completion of the Assessment, then ENSR and Purchaser's Consultant shall jointly appoint a qualified, independent environmental consultant (the "Third Party Consultant") to review the results of the Assessment to determine if notification is required. The decision of the Third Party Consultant shall be binding on the parties. Neither Seller nor Purchaser shall notify the MPCA until the decision of the Third Party Consultant is received. Seller shall indemnify and hold Purchaser harmless from and against any fines or penalties, and any interest thereon, resulting from the failure of Seller or any prior owner of the Owned Real Estate to report the Existing Contamination to the MPCA or any other Governmental Authority.

          (b) If, for any reason, including, without limitation, Seller's participation in the Minnesota Voluntary Investigation and Cleanup Program ("VICP"), additional site investigation shall be
                                 ----
               required, such investigation shall be at Seller's cost and expense.

          (c) Seller shall indemnify and hold Purchaser harmless from any Losses which Purchaser may incur in connection with any remedial action required by the MPCA or any other Governmental Authority and any offsite contamination or third party claims or litigation arising out of or relating to the Existing Contamination. Purchaser shall give Seller access to the Owned Real Estate as shall be reasonably necessary to carry out such remediation.

                                                                     Exhibit 2.1

          (d) Seller agrees that it shall, in connection within any activities it may undertake pursuant to this Section 5.12 or otherwise, (i) provide to Purchaser reasonable access to Seller's employees with relevant facts about such activities, (ii) provide copies of any material documents to Purchaser and reasonable opportunity to comment on such documents, (iii) keep Purchaser reasonably informed relating to the progress of such activities, (iv) where applicable, select counsel, contractors and consultants of recognized standing and competence after consultation with Purchaser, (v) take all steps necessary in the defense of any claims which are the subject of such activities, (vi) at all times diligently and promptly pursue the resolution of any claims which are subject of such activities, (vii) subject to Seller's right to control any proceedings allow Purchaser to participate in communications or proceedings involving a Governmental Authority or any other person and consult with Purchaser as to the manner of managing or resolving such communication or proceedings, in each case, except to the extent necessary to protect attorney-client privilege or attorney work product and
               (viii) use reasonable efforts to avoid unreasonable interference with Purchaser's normal business operations.

          (e)  Seller's indemnification obligation contained in this Section
               5.12 shall survive the Closing and remain in full force and effect until the expiration of sixty (60) months from the Closing Date.

     5.13. Eagan Premises
           --------------

          (a)  Seller occupies certain property in Eagan, Minnesota (the "Eagan
                                                                          -----
               Premises") which property is presently used by Plastics. For a
               --------
               period of one year from the Closing Date, Purchaser will be entitled to use and occupy a portion of the Eagan Premises pursuant to a License Agreement in form and substance acceptable to the parties. Purchaser agrees to pay to Seller the sum of Seven Thousand Six Hundred and no/100 ($7,600) Dollars per month for the use of the Eagan Premises.

          (b) Purchaser acknowledges that except for certain desks, personal computers, and furniture being used by Plastics at the Eagan Premises, all remaining equipment, supplies, leasehold improvements and other assets including, without limitation, the phone system and computer system, are not assets of the Business and therefore are Excluded Assets. Seller will permit Purchaser to utilize the phone system during the term of the License Agreement provided Purchaser pay one-half the cost of all local phone services and all long distance charges attributable to Purchaser's use of the phone system.

     5.14. Transition Services
           -------------------

                                                                     Exhibit 2.1

          After the Closing Date, Purchaser and Seller will enter into a Transition Services Agreement pursuant to which Seller will provide certain administrative services to Purchaser for a period of ninety (90) days from the Closing Date, with the right to extend for an additional ninety (90) days.

                                                                     Exhibit 2.1

6.   EMPLOYEE MATTERS

     6.1. Transferred Employees
          ---------------------

          (a) Following execution of this Agreement, Seller shall provide the Purchaser with a true and complete list showing the names and current annual salary rates of all of the salaried Employees of Plastics as of the date hereof. As of the Closing Date, the Purchaser shall offer employment to each Employee identified on the list referred to in the preceding sentence at base compensation levels not less than those in effect immediately prior to the Closing Date, and shall offer employment to each hourly Employee of Plastics as of the Closing Date at base salary rates no less than those in effect immediately prior to the Closing Date. Any Employee who has accepted such offer of employment shall be referred to as a "Transferred Employee". With respect to any Employee who is on a disability leave for less than twelve consecutive weeks as of the Closing Date, such employment with the Purchaser shall commence and such Employee shall become a Transferred Employee as of the Closing Date. The Seller shall retain the liability for any Employee on a leave of absence for greater than 12 consecutive weeks as of the Closing Date. Employment for individuals on a leave of absence for less than 12 consecutive weeks as of the Closing Date will become effective as of the date they present themselves for work with the Purchaser. The Purchaser and the Seller agree that the transactions contemplated by this Agreement shall not constitute a severance of employment of any Transferred Employee by the Seller, and that such Transferred Employees shall be deemed to have continuous and uninterrupted employment before and immediately after the Closing Date.

                                                                     Exhibit 2.1

          (b) The Purchaser hereby agrees that, for a period of one year immediately following the Closing Date, it shall provide compensation and employee benefit plans, programs, contracts and arrangements (collectively, the "Plans") for the benefit of the
                                                -----
               Transferred Employees that in the aggregate will provide compensation and benefits that are substantially comparable to the compensation and benefits provided to other similarly situated employees of the Purchaser, provided, however, Seller shall retain the obligations to such Employees which an Affiliate of Seller assumed upon the acquisition of Plastics from Newell Co. From and after the Closing Date, the Purchaser shall honor in accordance with their terms, all employment, severance agreements and severance, incentive and bonus plans as in effect immediately prior to the Closing Date that are applicable to the Transferred Employees of the Seller other than the stay bonuses described in
               Section 6.2 and bonuses payable under the management incentive plan.

          (c) With respect to any benefits plans of the Purchaser in which the Transferred Employees participate after the Closing Date, the Purchaser shall use reasonable efforts to: (i) waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Transferred Employees under any welfare benefit plan in which such Transferred Employees may be eligible to participate after the Closing Date; provided, however, that no
                                                   --------  -------
               such waiver shall apply to a pre-existing condition of any Transferred Employee who was, as of the Closing Date, excluded from participation in or voluntarily did not participate in a benefit plan maintained or contributed to for the benefit of such Transferred Employee by nature of such pre-existing condition, and (ii) recognize all service of the Transferred Employees with the Seller or any Affiliate or predecessor thereof for purposes of eligibility to participate, vesting credit, entitlement for benefits and benefit accrual (other than benefit accrual under a defined benefit pension plan) in any benefit plan in which such Transferred Employees may be eligible to participate after the Closing Date, except to the extent such treatment would result in duplicative benefits. All account balances in qualified plans of Transferred Employees which are directly rolled over to qualified plans of Purchaser shall be fully vested in such plans of Purchaser.

                                                                     Exhibit 2.1

          (d)  WARN. The Purchaser shall not on or at any time prior to ninety
               ----
               (90) days after the Closing Date, effectuate a "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment Retraining and Notification Act of 1988 ("WARN"), affecting in
                                                         ----
               whole or in part any site of employment of the Business, in advance and without complying with the notice requirements and other provisions of WARN. The Purchaser shall be responsible for any obligation with respect to the Transferred Employees under WARN and any applicable state or local equivalent arising or accruing on or after the Closing Date.

     6.2. Stay Bonuses
          ------------

          Seller shall pay the portion of the Stay Bonuses as described in
     Schedule 6.2 which are payable on the Closing Date. Purchaser shall pay the balance of the Stay Bonuses within 180 days of the Closing Date and shall receive a credit against the Purchase Price for the amount of such Stay Bonuses to be paid by Purchaser.

     6.3. Indemnity
          ---------

          In addition to any other remedies that may be available to the Seller or its Affiliates under this Agreement, the Purchaser hereby agrees to indemnify, defend and hold harmless Seller and its Affiliates against and reimburse Seller and its Affiliates for any Losses that the Seller and its Affiliates may at any time suffer or incur, or become subject to, as a result of or in connection with (a) any failure by the Purchaser to perform its obligations hereunder, (b) any claim by Transferred Employees pursuant to any Plan maintained for the benefit of the Transferred Employees, or (c) any claim by Transferred Employees under any Law with respect to actions, events or omissions relating to the Purchaser or any of its Affiliates.

     6.4. No Third-Party Beneficiaries
          ----------------------------

          Nothing in this Article 6 or elsewhere in this Agreement shall be deemed to make any present or future Employees or Transferred Employees third-party beneficiaries of this Agreement.

                                                                     Exhibit 2.1

7.   TAX MATTERS

     7.1. Tax Indemnities
          ---------------

          (a) The Seller shall be responsible for, shall pay or cause to be paid, and shall indemnify and hold harmless the Purchaser against and reimburse the Purchaser for all Taxes (other than conveyance taxes which are allocated to the Purchaser pursuant to Section 7.4) arising in connection with the Business or the Assets (including with respect to a breach of the representation and warranty contained in Section 3.13) with respect to any Tax period or portion thereof that ends on or before the Closing Date; provided, however, that no indemnity shall be provided under this Agreement for any Taxes resulting from a breach by the Purchaser of its representations, warranties or obligations under this Agreement.

          (b) From and after the Closing Date, the Purchaser shall be responsible for, shall pay or cause to be paid, and shall indemnify, defend and hold harmless the Seller against and reimburse the Seller for all Taxes that the Seller may at any time suffer or incur, or become subject to, as a result of or in connection with the Business or the Assets that are not subject to indemnification pursuant to paragraph (a) of this Section 7.1.

          (c) Payment by the indemnitor of any amount due to the indemnitee under this Section 7.1 shall be made within 10 days following written notice by the indemnitee that payment of such amounts to the appropriate Tax authority is due by the indemnitor, provided
                                                                       --------
               that the indemnitor shall not be required to make any payment earlier than two days before it is due to the appropriate Tax authority. If Seller receives an assessment or other notice of Tax due with respect to any Asset or the Business for any period ending on or before the Closing Date for which the Seller is not responsible, in whole or in part, pursuant to Section 7.1(a), and Seller pays such Tax, then the Purchaser shall pay to the Seller in accordance with the first sentence of this Section 7.1(c), the amount of such Tax for which Seller is not responsible.

                                                                     Exhibit 2.1

          (d) For purposes of this Agreement, in the case of any Tax that is imposed on a periodic basis and is payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes payable for the period ending on the Closing Date shall be (i) in the case of any Tax other than a Tax based upon or measured by income, the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period and (ii) in the case of any Tax based upon or measured by income, the amount that would be payable based on the actual operation of the Business during the portion of such period ending on the Closing Date. Any Tax credit shall be prorated based upon the fraction employed in clause (i) of the preceding sentence. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 7.1(d) shall be computed by reference to the level of such items on the Closing Date.

          (e) The indemnification obligations hereunder relate solely to Taxes and not to any other Losses which a party may incur in connection with the defense or contest of any Tax audits or proceedings, and each party waives the right to seek indemnification for such other Losses under any other provision of this Agreement.

          (f) Any amount payable under this Article 7 shall be made net of any Tax benefit enjoyed by the indemnitee, determined in a manner consistent with the last sentence of Section 10.5 hereof.

     7.2. Contest of Tax Claims
          ---------------------

          (a) After the Closing Date, if a claim shall be made in writing by any Tax authority, which, if successful, would result in an indemnity payment by either party to the other pursuant to
               Section 7.1, the party claiming indemnification shall promptly notify the other party in writing of such claim (a "Tax Claim"). If notice of a Tax Claim is not given to the Seller promptly after receipt by the indemnitee, or in reasonable detail to inform the indemnitor of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, the indemnitor shall not be liable to the indemnitee with respect to such Tax Claim, to the extent that its position is materially prejudiced as a result of a failure to so promptly notify or inform.

                                                                     Exhibit 2.1

          (b) With respect to any Tax Claim for a Tax period that ends on or before the Closing Date, the Seller shall have the right to direct, at its own expense, all proceedings in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Tax authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable Law permits such refund suits or contest the Tax Claim in any permissible manner. Seller and the Purchaser shall jointly control all proceedings taken in connection with any Tax Claim relating solely to Taxes attributable to a Tax period that includes (but does not end on) the Closing Date. The Purchaser shall cooperate with the Seller in contesting any Tax Claim, which cooperation shall include, without limitation, the retention and (upon the Seller's request) the provision to the Seller of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

          (c) The Purchaser shall not settle or otherwise compromise any Tax Claim without the Seller's prior written consent (which consent shall not be unreasonably withheld). No party shall settle a Tax Claim relating solely to Taxes with respect to the Business or the Assets for a Tax period that includes (but does not end on) the Closing Date without the other party's prior written consent (which consent shall not be unreasonably withheld).

          (d) In the case of any claim for Taxes pending on the Closing Date, and involving any contested Tax for which the Seller would be liable under this Article 7, the Seller shall direct such claims for Taxes.

     7.3. Cooperation and Exchange of Information
          ---------------------------------------

          The Seller and the Purchaser will provide each other with such cooperation and information as any of them reasonably may request of another in filing any Tax Return, amended Tax Return or claim for refund or any other filing required to be made with the IRS, including, without limitation, any Form 5500, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Each such party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each such party will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Business for their Tax period first ending after the Closing Date and for all prior Tax periods until the later of (a) the expiration of the statute of limitations of the

                                                                     Exhibit 2.1

     Tax periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by another party in writing of such extensions for the respective Tax periods, or (b) six years following the filing of any such Tax Returns. Any information obtained under this Section 7.4 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

     7.4. Conveyance Taxes
          ----------------

          Notwithstanding any provision herein to the contrary, the Purchaser and Seller each agree to pay 50% of all sales, value added, transfer, stamp, registration, real property transfer or gains and other similar Taxes incurred as a result of the transactions contemplated hereby. Purchaser agrees to file all required change of ownership and similar statements. The parties shall cooperate with one another in the preparation and filing of, and shall provide the other with, all documentation, certificates and transfer Tax returns (including sales Tax exemption certificates) necessary in connection with the transactions contemplated by this Agreement. The Purchaser hereby waives compliance by the Seller with any applicable bulk sale or bulk transfer Laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

     7.5. Miscellaneous
          -------------

          (a) The parties agree to treat all payments made under this Article 7, under any other indemnity provision contained in this Agreement, and for any misrepresentations or breach of warranties or covenants as adjustments to the Purchase Price for Tax purposes.

          (b)  Except as expressly provided otherwise, Section 3.13 and this
               Article 7 shall be the sole provisions governing Tax matters and indemnities therefor under this Agreement.

          (c) For purposes of this Article 7, all references to the Purchaser, the Seller and their Affiliates include successors thereto.

          (d) The covenants and agreements of the parties hereto contained in this Article 7 and Section 3.13 and any related rights of indemnification shall survive the Closing and shall remain in full force and effect with respect to each Tax until 60 days after the expiration of all statutes of limitations with respect to such Tax.

8.   CONDITIONS TO CLOSING

     8.1. Conditions to Obligations of the Seller
          ---------------------------------------

          The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                                                                     Exhibit 2.1

          (a)  Representations and Warranties; Covenants. (i) The
               -----------------------------------------
               representations and warranties of the Purchaser contained in
               Article 4 shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date, (ii) the covenants contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, except that the Purchaser shall have complied in all respects with its obligations under Article 2 hereof, and (iii) the Seller shall have received a certificate of the Purchaser to such effect signed by a duly authorized officer thereof;

          (b)  HSR Act. Any waiting period (and any extension thereof) under the
               -------
               HSR Act applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated;

          (c)  No Governmental Order. There shall be no Governmental Order in
               ---------------------
               existence which expressly prohibits or materially restrains the transactions contemplated by this Agreement; and

          (d)  Resolutions. The Seller shall have received a true and complete
               -----------
               copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     8.2. Conditions to Obligations of the Purchaser
          ------------------------------------------

          The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                                                                     Exhibit 2.1

          (a)  Representations and Warranties; Covenants. (i) The
               -----------------------------------------
               representations and warranties of the Seller contained in Article 3 shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect; (ii) the covenants contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects, except that the Seller shall have complied in all respects with its obligations under Article 2 hereof; and
               (iii) the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer of the Seller;

          (b)  HSR Act. Any waiting period (and any extension thereof) under the
               -------
               HSR Act applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated;

          (c)  No Governmental Order. There shall be no Governmental Order in
               ---------------------
               existence which expressly prohibits or materially restrains the transactions contemplated by this Agreement; and

          (d)  Resolutions. The Purchaser shall have received a true and
               -----------
               complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

9.   TERMINATION, AMENDMENT AND WAIVER

     9.1. Termination
          -----------

          This Agreement may be terminated at any time prior to the Closing:

          (a)  by the mutual written consent of the Seller and the Purchaser;

          (b) by the Seller or the Purchaser, if the Closing shall not have occurred prior to September 1, 2001; or

          (c) by the Purchaser or the Seller in the event of the issuance of a final, nonappealable Governmental Order restraining or prohibiting the transactions contemplated herein.

     9.2. Effect of Termination
          ---------------------

          In the event of the termination of this Agreement as provided in
     Section 9.1, this Agreement shall immediately become void and there shall be no liability on the part of any party hereto, except as set forth in Sections 5.3 and

                                                                     Exhibit 2.1

     11.2; provided, however, that nothing herein shall relieve either the Seller or the Purchaser from liability for (a) failure to perform the obligations set forth in Section 5.4, (b) the failure of the representation set forth in Section 4.5 to be true and correct when made or on the date of termination or (c) any willful breach of this Agreement or willful failure to perform hereunder.

     9.3. Waiver
          ------

          At any time prior to the Closing, any party may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or
     (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

10.  INDEMNIFICATION

     10.1. Indemnification by the Purchaser
           --------------------------------

          (a) Except for Tax matters and indemnities, which shall be governed by Article 7, and subject to Sections 10.3, 10.4, 10.5 and 11.1, the Purchaser shall indemnify, defend and hold harmless the Seller, its Affiliates and their respective employees, officers and directors (collectively, the "Seller Indemnified Parties")
                                                 --------------------------
               against, and reimburse each Seller Indemnified Party for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including any Action brought by any Governmental Authority or Person and including reasonable attorneys' and consultants' fees and expenses and other legal costs and expenses reasonably incurred in investigation, remediation, defense or settlement) (collectively, "Losses") that
                                                                   ------
               such Seller Indemnified Party may at any time suffer or incur as a result of or in connection with:

               (i) the breach of any representations and warranties made by the Purchaser in this Agreement;

               (ii) the failure by the Purchaser to perform any of its covenants or agreements contained in this Agreement;

               (iii) any claim or cause of action arising before, on or after the Closing Date against any Seller Indemnified Party with respect to the Business or any of the Assets, properties or operations of the Business, except for any claims with respect to which the Seller is obligated to indemnify the Purchaser Indemnified Parties under Section 10.2 hereof;

               (iv) the Assumed Liabilities;

               (v)  the Assets; and

                                                                     Exhibit 2.1

               (vi) the conduct of the Business by the Purchaser following the
                    Closing.

          (b) Notwithstanding any other provision to the contrary contained herein, the Purchaser shall not be required to indemnify, defend or hold harmless any Seller Indemnified Party against or reimburse any Seller Indemnified Party for any Losses pursuant to subclauses (i) through (vi) of Section 10.1(a) unless the Seller has notified the Purchaser in writing in accordance with Section 10.3(a) of a pending or threatened claim with respect to such matters within the applicable survival period set forth in
               Section 11.1.

     10.2. Indemnification by the Seller
           -----------------------------

          (a) Except for Tax matters and indemnities, which shall be governed by Article 7, and subject to Sections 10.2, 10.3, 10.4, 10.5 and
               11.1 hereof, the Seller shall indemnify, defend and hold harmless the Purchaser, its Affiliates and their respective employees, officers and directors (collectively, the "Purchaser Indemnified
                                                          ---------------------
               Parties") against, and reimburse any Purchaser Indemnified Party
               -------
               for, any and all Losses that such Purchaser Indemnified Party may at any time suffer or incur as a result or in connection with:

               (i) the breach of any representations and warranties made by the Seller in this Agreement;

               (ii) any non-compliance by Seller with bulk sales laws or similar laws which may be applicable to the sale or transfer of the Assets;

               (iii) the Excluded Liabilities; and

               (iv) the failure by Seller to perform any of their respective covenants or agreements contained in this Agreement.

                                                                     Exhibit 2.1

          (b) Notwithstanding any other provision to the contrary contained herein, the Seller shall not be required to indemnify, defend or hold harmless any Purchaser Indemnified Party against or reimburse any Purchaser Indemnified Party for any Losses pursuant to Section 10.2(a), (i) with respect to any claim, unless such claim involves Losses in excess of $7,500 (nor shall such item be applied to or considered for purposes of calculating the aggregate amount of the Purchaser Indemnified Parties' Losses),
               (ii) unless the Purchaser has notified the Seller in writing in accordance with Section 10.3(a) of a pending or threatened claim with respect to such matters within the applicable survival period set forth in Section 11.1, and (iii) except with respect to Losses resulting from the representations, warranties and covenants provided in Section 3.14 and Section 5.12, which shall not be subject to the Basket until the aggregate amount of the Purchaser Indemnified Parties' Losses exceeds $500,000 (the "Basket"), after which the Seller, as applicable, shall be obligated for all Losses of the Purchaser Indemnified Parties in
               excess of such amount; provided, however, that the cumulative
                                      --------  -------
               indemnification obligations of the Seller, as applicable, under this Article 10 in respect of Section 10.2(a) shall in no event exceed twenty-five percent (25%) of the aggregate Purchase Price.

          (c) Notwithstanding any other provision to the contrary contained herein, the Seller shall have no obligation and shall not otherwise be required to indemnify, defend or hold harmless any Purchaser Indemnified Party against or reimburse any Purchaser Indemnified Party for any Losses pursuant to Article 10 with respect to any matter (i) that was the subject of a dispute, contest or objection under or pursuant to Section 2.5 (regardless of whether such dispute, contest or objection was accepted or rejected or resulted in an adjustment to the Purchase Price ), or
               (ii) that could have been the subject matter of a dispute, contest or objection under or pursuant to Section 2.5 but was not asserted by the Purchaser pursuant to Section 2.5. Any such matter shall be disregarded for all purposes of this Article 10.

     10.3. Notification of Claims
           ----------------------
                                       52

                                                                     Exhibit 2.1

          (a)  A party that may be entitled to be indemnified pursuant to
               Section 10.1 or 10.2 (the "Indemnified Party") shall promptly
                                          -----------------
               notify the party liable for such indemnification (the "Indemnifying Party") in writing of any pending or threatened
                ------------------
               claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided,
                                                                      --------
               however, that the failure to provide such notice shall not
               -------
               release the Indemnifying Party from any of its obligations under this Article 10 except to the extent the Indemnifying Party is prejudiced by such failure. Subject to the Indemnifying Party's right to defend in good faith third party claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Article 10 within 30 days after the receipt of written notice thereof from the Indemnified Party.

                                                                     Exhibit 2.1

          (b) If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to Section 10.3(a), and if such claim or demand relates to a pending or threatened claim or demand asserted by a third party against the Indemnified Party which the Indemnifying Party acknowledges is a claim or demand for which it must indemnify, defend and hold harmless the Indemnified Party against or reimburse the Indemnified Party for under Section 10.1 or 10.2, the Indemnifying Party shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend any such claim or demand asserted against the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any such claim or demand at its own expense. The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as practicable (but in any case before the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 10.3(a) of its election to defend in good faith any such third party claim or demand. So long as the Indemnifying Party is defending in good faith any such claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such claim or demand. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other material in the Indemnified Party's possession reasonably required by it for its use in defending any third party claim or demand. The Indemnifying Party shall not settle or compromise any such claim or demand without the prior consent of the Indemnified Party, unless the Indemnified Party is given a full and complete release of any and all liability by all relevant parties relating thereto. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 10.3 and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

     10.4. Exclusive Remedies
           ------------------

          Following the Closing, except for performance of the obligations set forth in Article 2 and Section 5.3 and except for the indemnification obligations specified in Sections 5.2(b), 5.4 and 5.5 and in Article 6 and
     Article 7, the Seller and the Purchaser acknowledge and agree that the indemnification provisions of Sections 10.1 and 10.2 shall be the sole and exclusive remedies of the Seller and the Purchaser, respectively, for any breach of the representations or warranties herein or nonperformance of any covenants and agreements herein of the other parties. Notwithstanding anything to the contrary contained in this

                                                                     Exhibit 2.1

     Agreement, no party hereto shall have any liability under any provision of this Agreement for any punitive, consequential or indirect damages. Each party hereto shall take all reasonable steps to mitigate its Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses.

     10.5. Certain Adjustments
           -------------------

          For all purposes of this Article 10, "Losses" shall be net of (i) any insurance payable to the Indemnified Party from its own insurance policies in connection with the facts giving rise to the right of indemnification and (ii) the estimated present value of any Tax benefits received by or accruing to the Indemnified Party. A Tax benefit will be considered to be accrued by the Indemnified Party for purposes of this Section 10.5 in the Tax period in which the indemnity payment occurs, and the amount of the Tax benefit shall be determined by assuming that the Indemnified Party is in the maximum applicable statutory Tax bracket after any deductions or other allowances reportable with respect to a payment hereunder.

11.  GENERAL PROVISIONS

     11.1. Survival
           --------

          The representations, warranties, covenants and agreements of the Seller and the Purchaser contained in or made pursuant to this Agreement shall terminate at the Closing, except that (a) except as otherwise set forth herein, the representations and warranties made in Article 3 and
     Article 4 shall survive in full force and effect until the date that is twenty-one (21) months after the Closing Date (unless Purchaser or Seller knew of the other's material misrepresentation or breach of warranty at the time of Closing), (b) the representations and warranties made in Section
     3.14 shall survive in full force and effect until the date that is thirty-six (36) months after the Closing Date, (c) the covenants and agreements made in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7 and 5.8 and in
     Article 6 of this Agreement shall survive in full force and effect as provided in such sections and article or until such time as fully complied with, (d) the covenants and agreements made in Article 2 shall survive in full force and effect until such time as fully complied with, and (e) the representations, warranties and covenants made in Section 3.13 and Article 7 shall remain in force as set forth in Section 7.5, and (f) the covenants made in Section 5.12 shall remain in force as set forth in Section Section 5.12.

     11.2. Expenses
           --------

          Except as may be otherwise specified herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated

                                                                     Exhibit 2.1

     hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     11.3. Notices
           -------

          All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile (followed by delivery of a copy via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.3):

          (a)  if to the Seller:

               Home Products International-North America, Inc.
               4501 West 47th Street
               Chicago, IL 60632
               Attention:  James R. Tennant
               Fax:  773-890-0523

               with a copy to:

               Much Shelist Freed Denenberg
                    Ament & Rubenstein, P.C.
               200 North LaSalle Street, Suite 2100
               Chicago, IL 60601
               Attention:  Jeffrey C. Rubenstein
               Fax:  312-621-1750
               E-Mail:  jrubenstein@muchlaw.com

          (b)  if to the Purchaser:

               A & E Products Group LP
               One Harmon Meadow Boulevard
               Secaucus, NJ 07094
               Attention:  President
               Fax:  201-558-5276

               with a copy to:

               Tyco International (US) Inc.
               One Tyco Park
               Exeter, NH 03833
               Attention:  General Counsel
               Fax:  603-778-2823

                                                                     Exhibit 2.1

          (c)  if to IP Purchaser:

               Tyco Plastics Services AG
               Schwertstrasse 9
               Schaffhausen CH-8200
               Switzerland
               Attention:  Managing Director
               Fax:  011-41-52-633-0259

          (d)  if to Guarantor:

               Tyco (US) Holdings Inc.
               One Tyco Park
               Exeter, NH 03833
               Attention:  President
               Fax:  603-778-7700

     11.4. Public Announcements
           --------------------

          Except as may be required by applicable Law or stock exchange rules, no party to this Agreement, prior to or after the Closing, shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other party, and the parties shall cooperate as to the timing and contents of any such announcement.

     11.5. Headings
           --------

          The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.6. Severability
           ------------

          If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     11.7. Entire Agreement
           ----------------

          This Agreement and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among

                                                                     Exhibit 2.1

     the Seller and the Purchaser with respect to the subject matter hereof and except as otherwise expressly provided herein.

     11.8. Assignment
           ----------

          This Agreement shall not be assigned by operation of Law or otherwise, except that Seller and Purchaser may assign any or all of their respective rights and obligations under this Agreement to any of their respective Affiliates; provided that no such assignment shall release the assigning party from any liability hereunder.

     11.9. No Third-Party Beneficiaries
           ----------------------------

          Except as provided in Article 10, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     11.10. Amendment
            ---------

          This Agreement may not be amended or modified except by an instrument in writing signed by the Seller and the Purchaser.

     11.11. Governing Law; Submission to Jurisdiction; Waivers
            --------------------------------------------------

          This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Illinois. The Seller and the Purchaser agree that any dispute relating to or arising from this Agreement or the transactions contemplated hereby shall be resolved only in the Courts of the State of Illinois sitting in Cook County or the United States District Court for the Northern District of Illinois and the appellate courts having jurisdiction of appeals in such courts, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

     11.12. Counterparts
            ------------

          This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                                                                     Exhibit 2.1

     11.13. No Presumption
            --------------

          This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     11.14. Guaranty
            --------

          (a) In consideration for and as an inducement to Seller to enter into this Agreement, the Guarantor guarantees to Seller and its successors and assigns the payment of all sums and the performance of all covenants and obligations of Purchaser and IP Purchaser under this Agreement.

          (b) Guarantor waives presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which may be legally required to charge it with liability; and Guarantor agrees that its liability as Guarantor will not be impaired or affected by (i) any forbearance or delay in enforcing any obligation; or (ii) any assignment of this Agreement.

          (c) All duties and obligations of the Guarantor pursuant to this Agreement will be binding upon the successors and assigns of Guarantor and will not be discharged or affected, in whole or in part, by the dissolution, bankruptcy or insolvency of Guarantor. This guaranty obligation is absolute, unconditional, irrevocable and continuing.

          (d) If Seller at any time is compelled to take action, by legal proceedings or otherwise, to enforce or compel compliance with the terms of Guarantor's obligation hereunder, the Guarantor will, in addition to any other rights or remedies to which Seller may be entitled hereunder or as a matter of law or in equity, reimburse Seller for all costs, including reasonable attorneys' fees, incurred or expended by Seller in connection therewith. Such reimbursement shall be in addition to any and all amounts payable by Guarantor.

          (e) Guarantor represents and warrants to Seller that: (i) Guarantor is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) Guarantor has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (iii) this Agreement has been duly authorized by all requisite corporate action on the part of Guarantor; (iv) this Agreement has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor; (v) Guarantor, as an Affiliate of Purchaser, will derive an economic benefit from the transaction contemplated by this Agreement; and (vi) Guarantor has a net worth of at least $6,000,000,000.

                         Home Products International - North America, Inc.

                         By
                           ------------------------------------------
                                  Name:
                                  Title:

                         A & E Products Group LP

                         By
                           ------------------------------------------
                                  Name:
                                  Title:

                         Tyco Plastics Services AG

                         By
                           ------------------------------------------
                                  Name:
                                  Title:

                         Tyco (US) Holdings Inc.

                         By
                           ------------------------------------------
                                  Name:
                                  Title:

                Home Products International - North America, Inc.

                            Asset Purchase Agreement
                            ------------------------

                            Disclosure Schedule Index
                            -------------------------

Section        Description
-------        -----------
2.3            Purchase Price for Intellectual Property and Other Assets

3.2            No Conflicts

3.3            Consents and Approvals

3.4(a)         Financial Statements

3.4(i)         Accounting Principles

3.4B           Net Asset Statements

3.5            Absence of Certain Changes or Events

3.6            Litigation

3.7            Compliance with Laws

3.9            Title; Permitted Liens

3.10           Title to Real Properties

3.11           Leased Real Property

3.12(a)        Owned Intellectual Property

3.12(b)        Licensed Intellectual Property

                                                                     Exhibit 2.1

3.13           Taxes

3.14           Environmental Matters

3.15(a)        Material Contracts

3.15(b)        No Breaches, Defaults in Material Contracts

3.18           Insurance

3.19           Product Liability and Recalls

3.21           Customers and Suppliers

3.22           Powers of Attorney

3.23           Undisclosed Liabilities

3.24           Restrictions on Business Activity

3.27           Product Warranty/Standard Terms of Sale

5.4(c)         Seller Letters of Credit

6.2            Stay Bonuses

     Home Products International, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any of the disclosure schedules listed above upon request.